Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form F-4 of Telecom Italia S.p.A. of our report dated March 20, 2002 relating to the consolidated financial statements of Telekom Austria Aktiengesellschaft, which appears in the issuer’s Annual Report on Form 20-F for the year ended December 31, 2003.

Vienna, June 4, 2004

Grant Thornton Wirtschaftsprüfungs-und Steuerberatungs-GmbH	KPMG Austria GmbH Wirtschaftsprüfungs-und Steuerberatungsgesellschaft

/S/ WALTER PLATZER – KARL NEWERTAL	/S/ MICHAEL SCHLENK – MARTIN WAGNER